Exhibit_10.1

Renewal Agreement:

Agreement Date : 1 February 2020	Confirmation No : R-859563

Business Centre Details	Client Details

DUBLIN, Spaces South Docklands	Company Name	Amarin Pharmaceuticals Ireland Ltd

	Phone	+353 87 833 5658

	Email	tom.maher@amarincorp.com

Office Payment Details (exc. VAT and exc. services)
Office Number	Number of people	Price per Office
101	4	€ 3,565.00
115	2	€ 2,123.00

Service Provision :	Start Date	1 May 2020	End Date	30 April 2021
All agreements end on the last calendar day of the month. • An Activation fee of € 40.00 per occupant will be payabe. I

Terms and Conditions

We are Regus CME Ireland Limited [the Provider], please click the link below for terms and conditions.